UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
TERAYON COMMUNICATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24647	77-0328533
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
4988 Great America Parkway
Santa Clara, California 95054
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (408) 235-5500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On March 1, 2006, the Audit Committee of the Board of Directors of Terayon Communication Systems, Inc. (“Terayon”) concluded that the previously issued financial statements contained in Terayon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and as of and for the four quarters of 2004 and the first two quarters of 2005 should no longer be relied upon. Terayon expects to restate its financial statements for the above listed periods to correct errors identified in Terayon’s revenue recognition practices and policies with respect to the timing of revenue recognition. The restatement will have no impact on Terayon’s cash balances for the restated periods. The errors may also affect financial information relating to periods in addition to the periods described above and other matters besides revenue recognition.
The Audit Committee and management have discussed the matters discussed in this Item 4.02(a) with Stonefield Josephson, Inc., Terayon’s current independent auditor.
The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated March 1, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on March 1, 2006 entitled “Terayon Announces Expected Restatement of Prior Periods”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 1, 2006

Terayon Communication Systems, Inc.
By:	/s/ Mark Richman
	Name:	Mark Richman
	Title:	Chief Financial Officer

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED MARCH 1, 2006

Exhibit No.	Description

99.1	Press release issued by Terayon Communication Systems, Inc. on March 1, 2006 entitled “Terayon Announces Expected Restatement of Prior Periods”